Exhibit 10.8.4

FOURTH AMENDMENT TO
PURCHASE AND SALE AGREEMENT
AND PRELIMINARY ESCROW INSTRUCTIONS
[Portion of DiCon Fiberoptics Inc. Land, Regatta Boulevard, Richmond, California]

This Fourth Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions (the “Fourth Amendment”) is entered into as of July 27, 2005, between DICON FIBEROPTICS, INC., a California corporation (“Seller”) and PULTE HOME CORPORATION, a Michigan corporation (“Buyer”).

RECITALS

A.
Seller and Buyer entered into a Purchase and Sale Agreement and Preliminary Escrow Instructions as of February 27, 2004, a First Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions as of March 1, 2004, a Second Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions as of April 29, 2004, and a Third Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions as of February 27, 2005 (collectively, the “Agreement”).

B.	Seller and Buyer desire to amend and restate certain provisions of the Agreement as provided in this Fourth Amendment.

The parties agree as follows:

AGREEMENT

1.	Section 13.2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“13.2.1	Extension of Closing Date if City has not approved the Tentative Map. Buyer may elect to extend the Closing Date as provided and subject to the conditions precedent in this Section 13.2.1.

1st Extension: If the City has not approved the Tentative Map on or before the date of February 28, 2005, Buyer may extend the Closing Date to the date of March 30, 2005.

2nd Extension: If Buyer has extended the Closing Date as provided under the 1st extension and if the City has not approved the Tentative Map on or before the date of March 30, 2005, Buyer may extend the Closing Date to the date of April 29, 2005.

3rd Extension: If Buyer has extended the Closing Date as provided under the 2nd extension and if the City has not approved the Tentative Map on or before the date of April 29, 2005, Buyer may extend the Closing Date to the date of May 31, 2005.

4th Extension: If Buyer has extended the Closing Date as provided under the 3rd extension and if the City has not approved the Tentative Map on or before the date of May 31, 2005, Buyer may extend the Closing Date to the date of June 30, 2005.

5th Extension: If Buyer has extended the Closing Date as provided under the 4th extension and if the City has not approved the Tentative Map on or before the date of June 30, 2005, Buyer may extend the Closing Date to the date of July 29, 2005.

6th Extension: If Buyer has extended the Closing Date as provided under the 5th extension and if the City has not approved the Tentative Map on or before the date of July 29, 2005, Buyer may extend the Closing Date to the date of August 29, 2005.

7th Extension: If Buyer has extended the Closing Date as provided under the 6th extension and if the City has not approved the Tentative Map on or before the date of August 29, 2005, Buyer may extend the Closing Date to the date of September 28, 2005.

8th Extension: If Buyer has extended the Closing Date as provided under the 7th extension and if the City has not approved the Tentative Map on or before the date of September 28, 2005, Buyer may extend the Closing Date to the date of October 28, 2005.

9th Extension: If Buyer has extended the Closing Date as provided under the 8th extension and if the City has not approved the Tentative Map on or before the date of October 28, 2005, Buyer may extend the Closing Date to the date of November 29, 2005.

Each of the 1st, 2nd, and 3rd extensions is subject to the conditions precedent that, on or before the Closing Date as in effect prior to each such extension (a) Seller and Escrow Agent shall each have received from Buyer a written notice of Buyer’s election to extend the Closing Date, and (b) Seller shall have received from Buyer by wire transfer an extension payment in the amount of Twenty Five Thousand Dollars ($25,000.00).

Each of the 4th, 5th and 6th extensions is subject to the conditions precedent that, on or before the Closing Date as in effect prior to each such extension (a) Seller and Escrow Agent shall each have received from Buyer a written notice of Buyer’s election to extend the Closing Date, (b) Seller shall have received from Buyer by wire transfer an extension payment in the amount of Fifty Thousand Dollars ($50,000.00), and (c) Seller shall have received from Buyer by wire transfer an extension deposit in the amount of One Hundred Thousand Dollars ($100,000.00).

Each of the 7th, 8th and 9th extensions is subject to the conditions precedent that, on or before the Closing Date as in effect prior to each such extension (a) Seller and Escrow Agent shall each have received from Buyer a written notice of Buyer’s election to extend the Closing Date, (b) Seller shall have received from Buyer by wire transfer an extension payment in the amount of Twenty Five Thousand Dollars ($25,000.00), and (c) Seller shall have received from Buyer by wire transfer an extension deposit in the amount of Twenty Five Thousand Dollars ($25,000.00).

The extension payments under this Section 13.2.1 are not applicable to the Purchase Price. The extension deposits under this Section 13.2.1 actually received by Seller shall be applied to the Purchase Price on the Close of Escrow. The extension payments and the extension deposits are non-refundable under any and all circumstances including, but not limited to, any termination of Buyer’s obligation to purchase and Seller’s obligation to sell the Purchase Property under this Agreement."

2.	Except as amended and restated by this Fourth Amendment, all terms, conditions and provisions of the Agreement shall remain in full force and effect.

3.
This Fourth Amendment may be executed by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

IN WITNESS HEREOF, the parties hereto have executed this Fourth Amendment as of the date first above written.

Seller:	Buyer:

DICON FIBEROPTICS, INC.,	PULTE HOME CORPORATION
a California corporation	a Michigan corporation

By: /s/ Ho-Shang Lee	By: /s/ Steven Kalmbach
Name: Ho-Shang Lee, Ph.D.	Name: Steven Kalmbach
Its: President & CEO	Its: Division President

Acceptance by Escrow Holder

CHICAGO TITLE COMPANY hereby acknowledges that it has received originally executed counterparts or a fully executed original of the foregoing Fourth Amendment to Purchase and Sale Agreement and Preliminary Escrow Instructions and agrees to act as Escrow Agent thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Agent.
CHICAGO TITLE COMPANY
By:  /s/ Charlotte Martinez for Laurie J. Edwards
Name:  Laurie J. Edwards
Its: Assistant Vice President
Date of Execution:  8-1-05